Exhibit 99.1
DEVELOPERS DIVERSIFIED
For Immediate Release

Contact:	William H. Schafer
Executive Vice President and Chief Financial Officer
Developers Diversified
216.755.5500
DEVELOPERS DIVERSIFIED ENTERS INTO FORWARD SALE
AGREEMENTS WITH RESPECT TO ITS COMMON SHARES
CLEVELAND, OH, December 4, 2006 —Developers Diversified Realty Corporation (NYSE: DDR), the nation’s leading owner, developer and manager of market-dominant community centers, announced today that it has agreed to sell 11,599,134 of its common shares in an at-the-market public offering underwritten by Goldman, Sachs & Co. In connection with the forward sale agreements described below, the offering will consist of 5,799,568 common shares to be borrowed and sold by Deutsche Bank Securities Inc. (or an affiliate thereof), 2,899,783 common shares to be borrowed and sold by Merrill Lynch & Co., Inc. (or an affiliate thereof), and 2,899,783 common shares to be borrowed and sold by J.P. Morgan Securities Inc. (or an affiliate thereof) in each case, to Goldman, Sachs & Co. as book-running manager and underwriter in this offering.
In connection with the offering of its common shares, Developers Diversified has entered into forward sale agreements with each of Deutsche Bank, an affiliate of Merrill Lynch & Co., Inc. and an affiliate of J.P. Morgan Securities Inc. Pursuant to the terms of the forward sale agreements, and subject to its right to elect cash settlement, Developers Diversified has agreed to sell, upon physical settlement of such forward sale agreements, an aggregate of 11,599,134 of its common shares to Deutsche Bank, an affiliate of Merrill Lynch & Co., Inc. and an affiliate of J.P. Morgan Securities Inc. Developers Diversified intends to use the proceeds it expects to receive upon any physical settlement of the forward sale agreements to fund a portion of its previously announced acquisition of Inland Retail Real Estate Trust, Inc. (“IRRETI”). Developers Diversified will not receive any proceeds from the sale of its common shares until settlement of the forward sale agreements, which is expected to occur on or before September 8, 2007.
The securities will be offered and sold pursuant to an effective registration statement filed with the Securities and Exchange Commission. This communication shall not constitute an offer to sell nor the solicitation of an offer to buy, nor shall there be any sale of these securities in any state or other jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state or other jurisdiction. A copy of the prospectus relating to these securities may be obtained, when available, from Goldman, Sachs & Co., 85 Broad Street, New York, NY 10004 via fax at 212-902-9316 or e-mail at prospectus-ny@ny.email.gs.com.
Developers Diversified owns or manages over 500 operating and development retail properties in 44 states, plus Puerto Rico and Brazil, comprising approximately 118 million square feet. Developers Diversified is a self-administered and self-managed real estate investment trust (REIT) operating as a fully integrated real estate company which develops, leases and manages shopping centers.

Developers Diversified considers portions of this information to be forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, with respect to Developers Diversified’s expectation for future periods. Although Developers Diversified believes that the expectations reflected in such forward-looking statements are based upon reasonable assumptions, it can give no assurance that its expectations will be achieved. For this purpose, any statements contained herein that are not historical fact may be deemed to be forward-looking statements. There are a number of important factors that could cause the results of Developers Diversified to differ materially from those indicated by such forward-looking statements, including, among other factors, local conditions such as oversupply of space or a reduction in demand for real estate in the area, competition from other available space, dependence on rental income from real property, the loss of a major tenant, constructing properties or expansions that produce a desired yield on investment or inability to enter into definitive agreements with regard to our financing arrangements or our failure to satisfy conditions to the completion of these arrangements. For more details on the risk factors, please refer to Developers Diversified’s Annual Report on Form 10-K for the year ended December 31, 2005.
Additional Information and Where to Find It
This press release does not constitute an offer of any securities for sale. In connection with the previously announced proposed transaction between Developers Diversified and IRRETI, Developers Diversified and IRRETI expect to file a proxy statement/prospectus as part of a registration statement regarding the proposed merger with the Securities and Exchange Commission. Investors and security holders are urged to read the proxy statement/prospectus because it will contain important information about Developers Diversified and IRRETI and the proposed merger. Investors and security holders may obtain a free copy of the definitive proxy statement/prospectus and other documents filed by Developers Diversified and IRRETI with the SEC at the SEC’s website at www.sec.gov. The definitive proxy statement/prospectus and other relevant documents may also be obtained free of charge from Developers Diversified and IRRETI by directing such request to: Developers Diversified Realty Corporation, Attention: Investor Relations, 3300 Enterprise Parkway, Beachwood, Ohio 44122 or Inland Retail Real Estate Trust, Inc., Attention: Investor Relations, 2901 Butterfield Road, Oak Brook, IL 60523. Investors and security holders are urged to read the proxy statement, prospectus and other relevant material when they become available before making any voting or investment decisions with respect to the merger.
Developers Diversified and IRRETI and their respective directors and executive officers may be deemed to be participants in the solicitation of proxies from the shareholders of IRRETI in connection with the merger. Information about Developers Diversified and its directors and executive officers, and their ownership of Developers Diversified securities, is set forth in the proxy statement for the 2006 Annual Meeting of Stockholders of Developers Diversified, which was filed with the SEC on April 3, 2006. Information about IRRETI and its directors and executive officers, and their ownership of IRRETI securities, is set forth in the proxy statement for the 2006 Annual Meeting of Stockholders of IRRETI, which was filed with the SEC on October 14, 2006. Additional information regarding the interests of those persons may be obtained by reading the proxy statement/prospectus when it becomes available. As a result of this transaction, IRRETI does not intend to hold an annual stockholder meeting and instead will hold a special meeting to vote on the proposed merger.
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